UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2022

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2022, Oncocyte Corporation, a California corporation (“Oncocyte” or the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Dragon Scientific, LLC, a Delaware limited liability company (“Buyer”), and Razor Genomics Inc., a Delaware corporation and wholly-owned subsidiary of Oncocyte (“Razor”). Pursuant to the Agreement, Oncocyte agreed to sell, and Buyer agreed to purchase, 3,188,181 shares of common stock of Razor, which constitutes approximately 70% of the issued and outstanding equity interests of Razor on a fully-diluted basis. Following the closing of the transaction (the “Closing”), Oncocyte will own 1,366,364 shares of common stock of Razor, which will constitute approximately 30% of the issued and outstanding equity interests of Razor on a fully-diluted basis.

Razor holds an exclusive worldwide license from The University of California San Francisco under certain patent rights applicable to DetermaRx™, which is used to predict a patient’s risk of cancer recurrence following surgery and response to chemotherapy in early-stage lung cancer. In connection with the transaction, Oncocyte will transfer to Razor all of the assets and liabilities related to DetermaRx. Oncocyte expects the transaction will allow it to eliminate development and commercialization costs with respect to DetermaRx while retaining 30% of any potential upside from the test.

The Agreement contains customary representations, warranties and covenants. The Agreement also contains a covenant not to compete whereby, for a period of five years after the Closing, Oncocyte and its subsidiaries have agreed not to, develop, fund, research, sponsor or otherwise promote any other DetermaRx RNA assay, subject to certain exceptions. Oncocyte plans to continue its development and commercialization efforts on other products in its current portfolio.

The Agreement provides that it is the goal of the parties that Razor submit initial findings of the clinical trials involving the DetermaRx RNA assay prior to the fifth anniversary of the Closing. In the event that at any time after the fifth anniversary of the Closing there (a) has not yet been submission of initial findings of such trial for publication and (b) Razor has ceased to support ongoing collection of data that will contribute to the publication of initial findings for greater than six months, then all intellectual property (as defined in the Agreement) of Razor as of the Closing will automatically revert to Oncocyte, at no cost. The Agreement also provides that certain employees of Oncocyte will be offered employment with Razor effective as of and contingent on the Closing.

The Agreement contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the transaction. The obligation of the parties to consummate the transaction is subject to the satisfaction or waiver of certain closing conditions, including that the parties have reached a mutually acceptable arrangement regarding the royalties owed to certain former shareholders of Razor pursuant to that certain Sublicense and Distribution Agreement, dated as of September 30, 2019, by and among Razor, Oncocyte, and Encore Clinical, Inc. The Agreement also contains customary termination rights of the parties, including the right to terminate upon written notice of either Buyer or Oncocyte, if either party fails to update the disclosure schedules or exhibits to the Agreement as of the Closing in a form mutually satisfactory to each party by February 1, 2023 so long as such party exercised good faith efforts.

In connection with signing the Agreement, Razor redeemed all of the outstanding Series A preferred stock of Razor held by Oncocyte. At the Closing, Oncocyte will enter into (i) a transition services agreement with Buyer, (ii) a real estate lease agreement with Razor, (iii) a shareholder agreement of Razor with Buyer, and (iv) a trademark license agreement with Razor.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement for the purpose of allocating contractual risk among those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of Oncocyte or its respective subsidiaries or affiliates.

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 16, 2022, Oncocyte announced a reduction in force involving over 40% of its full-time employees (the “Reduction”), which Oncocyte expects will decrease its annualized headcount carrying costs by over approximately $10 million, exclusive of related employee severance and benefit costs (as described further below). The Reduction began on December 16, 2022 and is expected to be completed in February 2023.

In connection with the Reduction, we estimate that we will incur charges of over approximately $1.0 million related to employee severance and benefits costs.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes

On December 16, 2022, Oncocyte issued a press release announcing its C-suite has been restructured and the positions occupied by Gisela Paulsen, President and Chief Operating Officer, and Douglas Ross, Chief Scientific Officer, will be eliminated. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Chief Operating Officer Separation and Release Agreement

In connection with Ms. Paulsen’s separation, the Company and Ms. Paulsen entered into a separation agreement and general release of all claims dated December 16, 2022 (the “Paulsen Separation Agreement”). The Paulsen Separation Agreement provides that Ms. Paulsen will receive benefits consisting of (i) a cash severance amount of $207,500.02, which is payable over six (6) months in substantially equal installments following December 16, 2022 (the “Paulsen Effective Date”), (iii) accelerated vesting of Ms. Paulsen’s unvested time-based stock options and restricted stock unit awards that were scheduled to vest based solely on the passage of time during the twelve (12) month period following the Paulsen Effective Date, (iv) accelerated vesting of 175,000 performance-based restricted stock units, and (v) the extension of the deadline to exercise vested stock options to the earlier to occur of the one-year anniversary of the Paulsen Effective Date and on the maximum term under the applicable stock option award agreement.

As part of the Paulsen Separation Agreement, Ms. Paulsen agreed to a general release of all claims against the Company and certain related entities. The Paulsen Separation Agreement confirms that (x) certain provisions contained in Ms. Paulsen’s and change in control and severance plan agreement, effective as of October 4, 2021, and (y) Ms. Paulsen’s employee confidential information and inventions assignment agreement with the Company, effective October 5, 2021, including a twelve (12) month post-Paulsen Effective Date non-solicit covenant, in each case, shall remain in full force and effect. The Paulsen Separation Agreement also contains customary terms applicable to the departure of an executive of the Company, including mutual non-disparagement.

Chief Science Officer Separation and Release Agreement

In connection with Dr. Ross’ separation, the Company and Dr. Ross entered into a separation agreement and general release of all claims dated December 16, 2022 (the “Ross Separation Agreement”). The Ross Separation Agreement provides that Dr. Ross will receive benefits, consisting of (i) a cash severance amount of $281,250.06, which is payable over nine (9) months in substantially equal installments following December 16, 2022 (the “Ross Effective Date”), and (ii) a payment of nine (9) months of premium costs of group health plan continuation coverage in the total amount of $20,799, which is payable over nine (9) months in substantially equal installments following the Ross Effective Date.

As part of the Ross Separation Agreement, Dr. Ross agreed to a general release of all claims against the Company and certain related entities. The Ross Separation Agreement confirms that (x) certain provisions contained in Dr. Ross’ employment agreement with the Company, dated March 23, 2020, as amended, and change in control and severance plan agreement, effective as of March 1, 2020, including a twelve (12) month post-Ross Effective Date non-solicit covenant, and (y) Dr. Ross employee confidential information and inventions assignment agreement with the Company, effective March 16, 2020, in each case, shall remain in full force and effect. The Ross Separation Agreement also contains customary terms applicable to the departure of an executive of the Company, including mutual non-disparagement.

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In addition, to ensure a smooth transition, the Company and Dr. Ross entered into a consulting agreement, dated as of December 16, 2022 (the “Consulting Agreement”), pursuant to which Dr. Ross will provide non-employee consulting and advisory services to the Company, on a non-exclusive basis, from December 17, 2022 until March 31, 2023. The Consulting Agreement provides that in consideration of the services, on the third business day following December 17, 2022, Dr. Ross will receive a grant of restricted stock pursuant to the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”), with a grant date fair market value of $56,250 (as determined in accordance with the Plan), which restricted stock units shall vest in three equal monthly installments (with the first installment vesting January on 31, 2023) over the consulting term, subject to Dr. Ross’ continued compliance with any restrictive covenants by which he may be bound and continued provision of services on each applicable vesting date; provided, that if the if the Company terminates the Consulting Agreement prior to March 31, 2023, any unvested restricted stock units will vest. Either party may terminate the Consulting Agreement for any reason upon ten (10) days’ written notice

The foregoing descriptions of the Paulsen Separation Agreement, the Ross Separation Agreement and the Consulting Agreement are not intended to be complete and are qualified in their entirety by the Paulsen Separation Agreement, the Ross Separation Agreement and the Consulting Agreement filed herewith as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 16, 2022, Oncocyte issued a press release announcing initiatives to focus corporate strategy, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 and the accompanying Exhibit 99.1 shall be deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Oncocyte under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the transactions contemplated by the Agreement, Oncocyte’s plans with respect to the development and commercialization of products after the Closing, the expected decrease in annualized headcount carrying costs and estimated employee severance and benefits costs associated with the Reduction, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (“SEC”) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. The events and circumstances reflected in Oncocyte’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated December 15, 2022, by and among Dragon Scientific, LLC, Oncocyte Corporation and Razor Genomics Inc.

10.1	Separation Agreement and General Release of All Claims, by and between the Company and Gisela Paulsen, dated December 16, 2022.

10.2	Separation Agreement and General Release of All Claims, by and between the Company and Douglas Ross, dated December 16, 2022.

10.3	Consulting Agreement, by and between the Company and Douglas Ross, dated as of December 16, 2022.

99.1	Press release announcing Initiatives to Focus Corporate Strategy, dated December 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: December 21, 2022	By:	/s/ Anish John
Anish John
Chief Financial Officer

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